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                                                                  MARCH 18, 1994

Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Attn: Mr. Charles C. Leber
      Branch Chief

                              RE: FILE NO. 1-4001
                              -------------------

Gentlemen:

     Transmitted herewith, for filing pursuant to Rule 14a-6, is proxy material consisting of Notice of Meeting and Proxy Statement and Proxy (the 'Definitive Soliciting Material'), which we intend to mail on or about March 18, 1994 to our stockholders in connection with the solicitation for the Annual Stockholders' Meeting to be held on April 26, 1994. Please be advised that Union Camp submitted its executive compensation disclosure contained in the enclosed proxy statement to the SEC pursuant to the voluntary program announced in Release No. 34-33229. This material was reviewed by Linda B. Matarese, Esq. who cleared it on March 15, 1994.

     The record date for the annual meeting is March 4, 1994. Union Camp paid the filing fee of $125.00 to the Securities and Exchange Commission at its lockbox at Post Office Box 360055M, Pittsburgh, PA 15252.

     In addition, transmitted herewith are the following definitive letters:

          (1) A  letter  to all  participants  in the  Union  Camp  Corporation:
     Salaried Employees' Savings and Investment Plan, Employees' Investment Plan, Employees' Savings and Investment Plan, Franklin Employee Investment Plan, Prattville Employee Investment Plan and Savannah Employee Investment Plan which we intend to mail to the plan participants on or about March 18, 1994; and

          (2) A letter for a second mailing of the proxy which we intend to mail to stockholders on or about April 11, 1994.

                                          Very truly yours,

                                          MARY BETH ELLIOTT

MBAMS26.1t
Encls.

cc: New York Stock Exchange, Inc.
    20 Broad Street
    New York, New York 10005
      (w/5 copies of each)

    Pacific Stock Exchange, Inc.
    301 Pine Street
    San Francisco, CA 94104
      (w/5 copies of each)